UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2010 (March 11, 2010)

QE BRUSHES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-157970
(State or other jurisdiction of incorporation)	(Commission File No.)

12901 South Buttercup Lane
Spokane, Washington 99224
(Address of principal executive offices and Zip Code)

509-944-5920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 11, 2010, our board of directors declared a stock dividend of one additional share of common stock for each one share of common stock outstanding.  The record date for the stock dividend was March 18, 2010 and the payment date was March 19, 2010.  Immediately before the stock dividend, there were 6,695,000 shares of common stock outstanding.  Immediately after the stock dividend there were 13,390,000 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 31st day of March, 2010.

QE BRUSHES, INC.

BY:	GREGORY RUFF
Gregory Ruff President